CEO and Senior Financial Officers Code of Ethics Fall 2025

– Founder H.O. Hirt as near perfect as near perfect protection, serviceas is humanly possible, provide our Policyholders with and to do so at the To lowest possible cost “ ”

1 Table of Contents Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 Honest and Ethical Conduct. . . . . . . . . . . . . . 2 Compliance with Laws and Regulations �����2 Conflict of Interest. . . . . . . . . . . . . . . . . . . . . . . 3 Quality of ERIE Filings and Public Communications. . . . . . . . . . . . . . . . . . . . . . . . . 4 Reporting Significant Deficiencies and Fraud . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 Confidential Information . . . . . . . . . . . . . . . . . 5 Insider Trading. . . . . . . . . . . . . . . . . . . . . . . . . . . 5 Fair Dealing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 Relationship with Independent Accountants and Auditors. . . . . . . . . . . . . . . . 6 ERIE’s Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Open Door Policy. . . . . . . . . . . . . . . . . . . . . . . . 7 Reporting and Enforcing Code Violations. . . . . . . . . . . . . . . . . . . . . . . . . . 7 Communicating with the SEC. . . . . . . . . . . . . 8 Waivers and Amendments. . . . . . . . . . . . . . . 8

2 Call the ERIE Ethicsline at 1 (866) 469-5708 or visit erieinsurance.ethicspoint.com for Anonymous Reporting 24/7. Introduction Financial managers of the various entities within ERIE hold an important and elevated role in corporate governance. They are empowered to ensure that stakeholders’ interests are appropriately balanced, protected and preserved. In addition to being subject to ERIE’s “Code of Conduct”, ERIE’s Chief Executive Officer, Chief Financial Officer (“CFO”), Controller and other persons performing similar functions (referred to as the “Financial Officers”), are bound by this Code of Ethics for CEO and Senior Financial Officers. The Financial Officers covered by this Code are expected to uphold the standards set forth below in addition to other policies and procedures adopted by ERIE to: • Promote honest and ethical conduct, including the ethical handling of conflicts of interest. • Promote full, fair, accurate, timely, and understandable disclosure. • Promote compliance with applicable laws and governmental rules and regulations. • Deter wrongdoing. Honest and Ethical Conduct Each Financial Officer has a duty to ERIE to act with integrity in both words and in action. Integrity requires, among other things, being honest and candid. Financial Officers are expected to: • Act with integrity, including being honest and candid while still maintaining the confidentiality of information where required or consistent with ERIE’s policies. • Observe both the form and spirit of laws and governmental rules and regulations, accounting standards and ERIE policies. • Adhere to a high standard of business ethics. Compliance with Laws and Regulations Financial Officers are responsible to be familiar and comply with all applicable federal and state laws, rules and regulations.

3 Conflict of Interest A Conflict of Interest (COI) exists when a Financial Officer’s personal or non-ERIE business-related activities influence work and work-related decisions or result in that Financial Officer or a third party obtaining an improper gain or advantage. Financial Officers are expected to: • Act ethically, with honesty and integrity. • Avoid actual or apparent conflicts of interest between personal and professional relationships. • Discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the ERIE’s General Counsel and the CFO. • Complete an annual COI form. • Complete a revised form at any point in the year if circumstances change and a yes response is now appropriate. A COI may arise: • When a Financial Officer takes actions or has interests that may make it difficult to perform their work objectively and effectively for ERIE. • From an activity where a Financial Officer’s family, household members, or close/personal friends are involved, to the extent that it may influence the Financial Officer’s work-related decisions. • When a Financial Officer’s personal interest interferes or appears to interfere with the interests of ERIE. • From any significant ownership interest in any supplier or customer. • From any consulting or employment relationship with any customer, supplier, or competitor. If a financial-related conflict of interest or the appearance of a conflict of interest becomes known, it must be disclosed to Corporate Compliance by way of a conflict of interest form submission. Corporate Compliance will review the form to evaluate the potential conflict of interest and determine if any action is required. Financial Officers are expected to guard against the appearance of a conflict when giving or receiving gifts. See the Gifts & Entertainment Policy and Policy with Respect to Related Person Transactions for more information.

4 Call the ERIE Ethicsline at 1 (866) 469-5708 or visit erieinsurance.ethicspoint.com for Anonymous Reporting 24/7. Quality of ERIE Filings and Public Communications Financial Officers are responsible for the full, fair, accurate, timely and understandable disclosure of all financial information contained in reports and documents that ERIE files with, or submits to: • The Securities and Exchange Commission (“SEC”) • Nasdaq • In news releases • Other public communications made by ERIE Financial Officers are expected to: • Comply with ERIE’s disclosure controls and procedures. • Disclose any required material facts so that the information communicated is clear, complete and accurate.

Reporting Significant Deficiencies and Fraud Financial Officers are responsible to alert ERIE’s Chief Executive Officer or General Counsel of any information the Financial Officer may have concerning: • Significant deficiencies in the design or operation of internal controls which could adversely affect ERIE’s ability to record, process, summarize and report financial data. • Any fraud, whether or not material, that involves management or other Employees who have a significant role in ERIE’s financial reporting, disclosures or internal controls. Financial Officers are expected to: • Be familiar with the disclosure requirements applicable to ERIE and the business and financial operations of ERIE. • Be honest and transparent regarding facts about ERIE to guard against misrepresentation when dealing with, but not limited to, ERIE’s independent auditors, governmental regulators and self-regulatory organizations. • Ensure proposed disclosures are carefully reviewed for accuracy and completeness. Confidential Information Financial Officers have a responsibility to protect the confidentiality of the information they work with daily. This applies to all communications, whether oral, written or electronic. There are times when Financial Officers are authorized and legally obligated to disclose confidential information, but ERIE’s General Counsel will inform you when those disclosures are required. Financial Officers are expected to: • Respect and protect confidential information. • Never use confidential information for personal advantage. More details can be found in ERIE’s Privacy Policies and the Privacy & Information Security Handbook. Insider Trading Financial Officers may have access to material non-public information regarding ERIE or other entities and are responsible to protect that information. That information may only be used for the intended purpose to conduct our business. This information may not be shared or used for reasons beyond conducting business. All material non-public information should be considered confidential information. Financial Officers are expected to: • Comply with ERIE’s procedures for pre-clearance of trades in company stock. More details can be found in ERIE’s Securities Trades by Company Personnel Policy. 5

6 Call the ERIE Ethicsline at 1 (866) 469-5708 or visit erieinsurance.ethicspoint.com for Anonymous Reporting 24/7. Fair Dealing Information is at the core of our business, and it is important that the information is gathered in an ethical and legal way. Information must be protected and used appropriately. Financial Officers are expected to: • Act honestly, ethically, and legally in word and action. • Be truthful in statements. • Guard against unfair advantage. More details can be found in ERIE’s Antitrust Policy. Relationship with Independent Accountants and Auditors Financial Officers are responsible for upholding true and accurate statements, free from concealment of information or facts. They should uphold honesty and transparency, and support others to do the same. This is especially important when dealing with the following situations: • Preparation of financial statements, records, or any audit. • Review or examination of the financial statements or records of ERIE. • Preparation or filing by ERIE of any report or document with the SEC or Nasdaq or any other governmental or regulatory authority. This also holds true when conducting business with independent public or certified public accountants when auditing or reviewing the financial statements of ERIE. Financial Officers must champion against coercion, manipulation, and misleading others to conduct fraudulent activities. Financial Officers are expected to: • Provide accurate, complete, relevant and truthful information and analysis. • Follow the Generally Accepted Accounting Principles, Generally Accepted Auditing Standards or other professional or regulatory standards. • Prevent bribery or financial incentives. • Guard against improper influence by offering future employment or contracts for other services to those performing the audit. • Communicate accurate and relevant information to ERIE’s Audit Committee. • Promote physical and mental safety by preventing blackmailing or other threats. Refer to ERIE’s Independent Auditor Hiring Policy for more information.

ERIE’s Assets All ERIE assets (including equipment) must be used responsibly and only for legitimate business purposes. Any suspected incident of misuse of assets, fraud or theft should be immediately reported for investigation. Financial Officers are expected to: • Exercise the proper use of and control over all assets with which they are entrusted. • Hold themselves to a higher standard of care for ERIE’s assets. More details can be found in ERIE’s Company Property Policy. Open Door Policy Financial Officers are responsible to promote ethical behavior and create a culture of compliance with all applicable laws, rules and regulations. By leading with words and action, Financial Officers encourage others to do the same. Financial Officers are expected to: • Be open to communications from Employees and encourage open communications between leaders and Individual Contributors within areas of their responsibility. • Listen to and take appropriate action when Employees speak up. • Report violations of laws, rules, regulations, our Code of Conduct or other company policies. • Reinforce ERIE’s Anti-Retaliation Policy to Employees who speak up. More details can be found in ERIE’s Employee Handbook. Reporting and Enforcing Code Violations Financial Officers and all Employees who see or suspect violations of this Code of Ethics for CEO and Senior Financial Officers, laws, rules, regulations, or other company policy must make a report to: • ERIE’s General Counsel • The Compliance Department • Human Resources Business Partner or Employee Relations Consultant ERIE’s General Counsel and if appropriate, ERIE’s Chief Executive Officer will decide if the violation of this Code of Ethics needs to be disclosed to the Audit Committee of ERIE’s Board of Directors. Financial Officers who violate this Code of Ethics for CEO and Senior Financial Officers will be subject to corrective action up to, and including, termination of employment. 7

Communicating with the SEC Financial Officers may report actual or suspected violations of federal law or regulation to the SEC or other governmental agency. Whistleblowers of federal law or regulation will be protected from retaliation. Financial Officers do not need prior authorization of ERIE’s Board of Directors, Chief Executive Officer, or General Counsel to make any such reports or disclosures, and they are not required to notify ERIE that any such reports or disclosures have been made. Waivers and Amendments While we are all responsible to comply with our Code, in rare occasions, “Senior Financial Officers” may receive a waiver of certain obligations. Only our Board of Directors or its delegated committee can grant such a waiver and if approved, the waiver will be disclosed to our Shareholders as required by laws and regulations. 8 Call the ERIE Ethicsline at 1 (866) 469-5708 or visit erieinsurance.ethicspoint.com for Anonymous Reporting 24/7.

OFP99 11/25 This Code is a statement of ERIE’s compliance and ethics requirements. However, it is not a complete statement of ERIE policies. Certain ERIE policies are linked in this document for individuals internal to ERIE to review. These links are for ease of reference. This Code does not create an employment or third-party contract. While we are all responsible to comply with our Code, in rare occasions, our Executive Officers or Directors may receive a waiver of certain obligations. Only our Board of Directors or its delegated committee can grant such a waiver and if approved, the waiver will be disclosed to our Shareholders as required by laws and regulations.